Exhibit 10.120

AMENDMENT AND CONSENT

This Amendment and Consent, dated as of March 31, 2006 (this “Amendment”), is between and among Platinum Equity, LLC, a Delaware limited liability company (“Seller”) and Warp Technology Holdings, Inc., a Nevada corporation (“Purchaser”).

RECITALS:

A.	Purchaser acquired Tesseract Corporation, a California corporation (the “Company”) pursuant to a Merger Agreement, dated September 12, 2005, between and among Seller, Purchaser and certain wholly owned subsidiaries of Purchaser.

B.	In connection with the acquisition of the Company, Purchaser issued to Seller a promissory note, aggregate principal amount $1,750,000, with a maturity date of March 31, 2006 (the “Seller Note”).

C.	The parties hereto desire to amend the Seller Note as set forth herein.

AGREEMENTS;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. Amendment to Seller Note. Section 1 of the Seller Note is amended and restated to read as follows:

“1. Maturity Date. Subject to the provisions of Section 5 below, the aggregate principal amount of this Note and accrued interest thereon shall be due and payable as follows: (i) on March 31, 2006, $1,000,000 shall be paid to the Seller; and (ii) the remaining $750,000 plus all accrued but unpaid interest shall be paid on the earliest of (w) the second business day following the closing of the acquisition of Unify Corporation by the Purchaser, (x) the second business day following termination of the merger agreement pursuant to which Unify is being acquired by the Purchaser, (y) the second business day after Purchaser closes an equity financing of at least $2.0 million subsequent to the date of this Amendment and (z) July 31, 2006 (the “Maturity Date”).”

2. Miscellaneous.

(a) The validity, construction and performance of this Amendment, and any action arising out of or relating to this Amendment shall be governed by the laws of the State of Delaware, without regard to the laws of the State of Delaware as to choice or conflict of laws.

(b) Except as modified herein, all other terms and provisions of the Seller Note are unchanged and remain in full force and effect.

(c) The captions contained in this Amendment are for convenience of reference only, shall not be given meaning and do not form a part of this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other party to this Amendment.

(e) This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first set forth above.

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Ernest C. Mysogland

Name: Ernest C. Mysogland

An authorized officer

PLATINUM EQUITY, LLC

By: /s/ Eva Kalawski

Name: Eva Kalawski

An authorized officer